PRICING SUPPLEMENT NO. 84                                         Rule 424(b)(3)
DATED: June 23, 1997                                          File No. 333-17985
(To Prospectus dated January 22, 1997)


                                $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes        Book Entry Notes
$44,000,000                     [x]                        [x]

Original Issue Date:            Fixed Rate Notes           Certificated Notes
June 26, 1997                   [_]                        [_]


Maturity Date:
June 26, 1998

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            --------                -------             --------

 N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:


Applicable Only to Floating Rate Notes:
---------------------------------------


Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]     Commercial Paper Rate               Minimum Interest Rate: N/A

[_]     Federal Funds Rate                  Interest Reset Date(s): *

[_]     Treasury Rate                       Interest Reset Period: Monthly

[_]     LIBOR Reuters                       Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                          Interest Payment Period: Monthly

[_]     CMT Rate


Initial Interest Rate: 5.66750%

Index Maturity:  One Month

Spread (plus or minus): -0.02%



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*     7/28/97, 8/26/97, 9/26/97, 10/27/97, 11/26/97, 12/26/97,
      1/26/98, 2/26/98, 3/26/98, 4/27/98 and 5/26/98.

**    7/28/97, 8/26/97, 9/26/97, 10/27/97, 11/26/97, 12/26/97, 1/26/98, 2/26/98,
      3/26/98, 4/27/98, 5/26/98 and 6/26/98.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.











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